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                                                                     Exhibit 5.1



                                [HUB LETTERHEAD]







                                                              May 16, 2003





Hub International Limited
55 East Jackson Boulevard
Chicago, Illinois 60604 U.S.A.



Ladies and Gentlemen:

                       Registration Statement on Form S-8


         This opinion is furnished to Hub International Limited (the "Company") in connection with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission today (as such may thereafter be amended or supplemented, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,531,820 of the Company's common shares (the "Common Shares") which may be issuable by the Company pursuant to the terms of the Company's Equity Incentive Plan (the "Plan") in addition to the 2,100,000 common shares previously registered on Form S-8 under the Securities Act of 1933, as amended (File No. 333-98809).

         I have made such investigations and examined originals or copies, certified or otherwise identified to my satisfaction, of such certificates of public officials and of such other certificates, documents and records as I have considered necessary or relevant for the purposes of the opinions hereinafter expressed.

         For purposes of this opinion, I have assumed, with respect to all documents examined by me, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. I have relied upon the certificates referred to above with respect to the accuracy of the factual matters contained therein and I have not performed any independent verification of such factual matters.

         The opinions hereinafter expressed are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

         Based upon and subject to the foregoing, I am of the opinion that the Common Shares, when issued and paid for in accordance with the terms of the Plan and applicable law, will be validly issued, fully paid and non-assessable.

         I consent to the use of this opinion as an exhibit to the Registration Statement and any amendments thereto.

                                                   Very truly yours,



                                                   /s/ W. Kirk James


                                                   W. Kirk James
                                                   Vice President, Secretary and
                                                   General Counsel